Exhibit 4.2

ELANCO ANIMAL HEALTH

INCORPORATED

AMENDED AND RESTATED BYLAWS

Adopted as of

September 5, 2018

(Effective September 19, 2018)

ELANCO ANIMAL HEALTH INCORPORATED

AMENDED AND RESTATED BYLAWS

i

ii

iii

AMENDED AND RESTATED BYLAWS
of
ELANCO ANIMAL HEALTH INCORPORATED
(An Indiana Corporation)

ARTICLE I

The Shareholders

SECTION 1.1.  Annual Meetings.  The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on such date and at such time as shall be designated by resolution of the Board of Directors from time to time.  Failure to hold an annual meeting of the shareholders at such designated time shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation.

SECTION 1.2.  Special Meetings.  Special meetings of the shareholders may be called at any time only by the Board of Directors or the Chairman of the Board of Directors.

SECTION 1.3.  Time, Place, and Conduct of Meetings.  Subject to Section 1.1, each meeting of the shareholders shall be held at such time of day and at such place or no place, solely by means of remote communication, as may be fixed by the Board of Directors, either within or without the State of Indiana, as shall be determined by the Board of Directors.  Each adjourned meeting of the shareholders shall be held at such time and place as may be provided in the motion for adjournment.  The chairman of each meeting shall have sole authority to decide questions relating to the conduct of that meeting.

SECTION 1.4.  Notice of Meetings.  The Secretary shall cause a written or printed notice of the place, day and hour and the purpose or purposes of each meeting of the shareholders to be delivered or mailed (which may include by facsimile or other form of electronic communication) at least ten (10) but not more than sixty (60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting, at the shareholder’s address as the same appears on the records maintained by the Corporation.  Notice of any such shareholders meeting may be waived by any shareholder by delivering a written waiver to the Secretary before or after such meeting.  Attendance at any meeting in person or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice thereof.  Notice of any adjourned meeting of the shareholders of the Corporation shall not be required to be given unless otherwise required by statute.

SECTION 1.5.  Quorum.  At any meeting of the shareholders, a majority of the outstanding shares entitled to vote on a matter at such meeting, represented in person or by proxy, shall constitute a quorum for action on that matter.  In the absence of a quorum, the chairman of the meeting or the holders of a majority of the shares entitled to vote present in person or by proxy or if no shareholder entitled to vote is present in person or by proxy any officer entitled to preside at or act as Secretary of such meeting, may adjourn such meeting from time to time, until a quorum shall be present.  At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 1.6.  Voting.  Except as otherwise provided by statute or by the Articles of Incorporation of the Corporation (as amended, restated or otherwise modified from time to time, the “Articles of Incorporation”), at each meeting of the shareholders each holder of shares entitled to vote shall have the right to one vote for each share standing in the shareholder’s name on the books of the Corporation on the record date fixed for the meeting under Section 1.8.  Each shareholder entitled to vote shall be entitled to vote in person or by proxy executed in writing (which shall include facsimile) or transmitted by electronic submission by the shareholder or a duly authorized attorney in fact.  Unless otherwise specified in the Articles of Incorporation or by applicable statute, the vote of shareholders approving any matter, other than the election of directors, shall require that the votes cast in favor of the matter exceed the votes cast opposing the matter at a meeting at which a quorum is present.  In the event that more than one group of shares is entitled to vote as a separate voting group, the vote of each group shall be considered and decided separately. Directors shall be elected by a plurality of the votes properly cast, as set forth in Article 13 of the Articles of Incorporation.

SECTION 1.7.  Voting Lists.  The Secretary shall make or cause to be made, after a record date for a meeting of shareholders has been fixed under Section 1.8 and at least five (5) days before such meeting, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each such shareholder and the number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any shareholder entitled to vote at the meeting.  Such list shall be produced and kept open at the time and place of the meeting and subject to the inspection of any such shareholder during the holding of such meeting or any adjournment.  Except as otherwise required by law, such list shall be the only evidence as to who are the shareholders entitled to vote at any meeting of the shareholders.  In the event that more than one group of shares is entitled to vote as a separate voting group at the meeting, there shall be a separate listing of the shareholders of each group.

SECTION 1.8.  Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders, not more than seventy (70) days prior to the date on which the particular action requiring this determination of shareholders is to be taken.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall, to the extent permitted by law, apply to any adjournment thereof.

SECTION 1.9.  Notice of Shareholder Business.

(a)                                 At an annual meeting of the shareholders, the only items of business that shall be conducted are those which are proper subjects for action by the shareholders under Indiana law and which have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder in accordance with this Section 1.9.  Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means by which a shareholder may propose business to be brought before the meeting.  For any item of business (other than nomination of a person for election as a director which is subject to Section 1.10) to be properly brought before an annual meeting by a shareholder, the shareholder proposing the item of business (a “proposing shareholder”) must (A) have beneficial ownership of the Corporation’s common stock both at the time of giving the notice provided for in this Section 1.9 and at the time of the meeting, (B) be entitled to vote at the meeting, (C) have the legal right and authority to make the proposal for consideration at the meeting, (D) have given a notice which is timely as required by subsection (b) and in proper form as required by subsection (c), and (E) appear at the meeting in person or by a designated representative to present the item of business.

(b)                                 To be timely, a proposing shareholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the date that is no less than one hundred twenty (120) calendar days nor more than one hundred fifty (150) calendar days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the proposing shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public disclosure of the date of the meeting is first made.  For purposes of this Section 1.9 and Section 1.10, “public disclosure” means disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.  No adjournment of an annual meeting or announcement thereof shall commence a new time period for the giving of a timely notice as described above.

(c)                                  To be in proper form, a proposing shareholder’s notice to the Secretary shall set forth (i) the name and record address of the proposing shareholder(s); (ii) the class and number of the Corporation’s shares which are beneficially owned by the proposing shareholder(s); (iii) a brief description of any derivative instrument (as defined in IND. CODE §23-1-20-6.5 as in effect on October 18, 2010) or other agreement, arrangement, or understanding (including any swaps, warrants, short positions, profits interests, options, hedging transactions, or borrowed or loaned shares) with respect to the Corporation’s shares, engaged in, directly or indirectly by the proposing shareholder(s), where the purpose or effect of such instrument, agreement, arrangement or understanding is to increase or decrease such shareholders’ ability to share in the profits derived from any increase in the value of the Corporation’s shares, mitigate economic exposure to changes in value of the shares, and/or increase or decrease the voting power of such shareholder(s); and (iv) as to each item of business being proposed (A) a brief description of the business to be brought before the annual meeting; (B) the reasons for conducting such business at the annual meeting; (C) the text of the proposal or business (including the text of any resolutions proposed for consideration); (D) any material interest of the proposing shareholder(s) in such business; (E) a brief description of all agreements, arrangements or understandings between or among the proposing shareholder(s) or between or among any proposing shareholder and any other person or entity in connection with such business; (F) a representation whether the proposing shareholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal; and (G) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by each such person with respect to the proposed business to be brought by each such person before the annual meeting pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.  For purposes of this Section 1.9 and Section 1.10, the term “beneficial ownership” shall have the meaning specified in IND. CODE §23-1-20-3.5 as in effect on October 18, 2010;

(d)                                 A proposing shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice shall be true, correct and complete in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof.  Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the meeting or any adjournment thereof.

(e)                                  No business shall be conducted at any annual meeting of shareholders except in accordance with the procedures set forth in this Section 1.9.  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.9, and if the chairman should so determine, he or she shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies may have been solicited in respect of such business.

(f)                                   The requirements of this Section 1.9 shall apply to any item of business to be brought before an annual meeting of shareholders (other than the election of directors and any proposal properly made pursuant to Rule 14a-8 of the Exchange Act) regardless of whether the business is presented to shareholders directly at the meeting or by means of an independently financed proxy solicitation.  The requirements of this Section 1.9 are included to provide the Corporation notice of a shareholder’s intention to bring business before an annual meeting and shall not be construed as imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business before an annual meeting.

(g)                                  At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors or the Chairman of the Board of Directors.

SECTION 1.10.  Notice of Shareholder Nominees.

(a)                                 Only persons who are nominated by or at the direction of the Board of Directors or by shareholders in accordance with the procedures set forth in this Section 1.10 shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors in accordance with this Section 1.10 may be made (i) at or prior to a meeting of shareholders by or at the direction of the Board of Directors or by any nominating committee or person appointed by or at the direction of the Board of Directors, and (ii) at an annual meeting of shareholders or a special meeting of shareholders (but only if the election of Directors is a matter specified in the notice of special meeting) by any shareholder entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 1.10 (a “nominating shareholder”).  Such nominations shall be made pursuant to a notice which is timely as required by subsection (b) and in proper form as required by subsection (c) and any person proposed to be nominated (a “proposed nominee”) must be eligible for election as required by subsection (e).

(b)                                 To be timely, a nominating shareholder’s notice, if it relates to an annual meeting of shareholders, must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the date that is not less than one hundred twenty (120) calendar days nor more than one hundred fifty (150) calendar days in advance of the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the nominating shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public disclosure of the date of the meeting is first made.  No adjournment of an annual meeting or announcement thereof shall commence a new time period for the giving of a timely notice as described above.  If the notice relates to a special meeting of shareholders, it must be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) calendar days in advance of the date of the special meeting, or, if later, the tenth (10th) calendar day after public disclosure of the date of the special meeting is made.

(c)                                  To be in proper form for purposes of this Section 1.10, a nominating shareholder’s notice shall set forth: (i) the name and record address of the nominating shareholder(s), (ii) the class and number of the Corporation’s shares which are beneficially owned by the nominating shareholder(s), (iii) a brief description of any derivative instrument (as defined in Section 1.9(c)(iii)) or any other agreement, arrangement, or understanding engaged in, directly or indirectly, by the nominating shareholder(s) with respect to the Corporation’s shares, (iv) as to each proposed nominee, (A) the proposed nominee’s name, age, business address and residence address; (B) the proposed nominee’s principal occupation or employment; (C) the class and number of the Corporation’s shares which are beneficially owned by the proposed nominee; (D) a brief description of any derivative instrument (as defined in Section 1.9(c)(iii)) or any other agreement, arrangement, or understanding engaged in, directly or indirectly, by the proposed nominee with respect to the Corporation’s shares; (E) a brief description of all material agreements, arrangements, understandings or relationships, including all direct or indirect compensatory arrangements, between or among the proposed nominee, the nominating shareholder(s) and any of their associates or affiliates; and (F) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act (including without limitation the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

(d)                                 A nominating shareholder shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in the notice shall be true, correct and complete in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment thereof.  Such updates shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (A) in the case of the update required under subsection (i), not later than five (5) business days after the record date, and (B) in the case of the update required under subsection (ii), not later than seven (7) business days prior to the meeting or any adjournment thereof.

(e)                                  To be eligible as a director of the Corporation, a proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under paragraph (b) of this Section 1.10) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of the proposed nominee (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that the proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the Corporation or (B) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(f)                                   The Corporation may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation under applicable listing rules or (ii) that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such proposed nominee.

(g)                                  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.10.  The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not so declared in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.  Notwithstanding the foregoing provisions of this Section 1.10, a shareholder shall also comply with all applicable requirements of the Exchange Act with respect to the nomination of any director that is subject to this Section 1.10.

ARTICLE II

Board of Directors

SECTION 2.1.  General Powers.  The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors.

SECTION 2.2.  Number and Qualifications.  The number of directors which shall constitute the Board of Directors shall be nine (9), which number may be either increased or diminished by resolution adopted by not less than a majority of the directors then in office; provided that the number may not be diminished below five (5), and no reduction in number shall have the effect of shortening the term of any incumbent director.  In the event that the holders of shares of preferred stock become entitled to elect a certain number of directors, the number of directors and the minimum number of directors shall be increased by such number.  Neither ownership of stock of the Corporation nor residence in the State of Indiana shall be required as a qualification for a director.

SECTION 2.3.  Classes of Directors and Terms.  The classes of directors and terms shall be divided into three classes as nearly equal in number as possible. Except as provided in Article 9 of the Articles of Incorporation fixing one, two and three year terms for the initial classified board, each class of directors shall be elected for a term of three (3) years. In the event of vacancy, either by death, resignation, or removal of a director, or by reason of an increase in the number of directors, each replacement or new director shall serve for the balance of the term of the class of the director he or she succeeds or, in the event of an increase in the number of directors, of the class to which he or she is assigned. All directors elected for a term shall continue in office until the election and qualification of their respective successors, their death, their resignation in accordance with Section 2.7, their removal in accordance with Section 2.8, or if there has been a reduction in the number of directors until the end of their respective terms. The classes and terms of the directors shall not be governed by IND. CODE §23-1-33-6(c).

SECTION 2.4.  Election of Directors.  Subject to the rights of the holders of preferred stock to elect any directors voting separately as a class or series, at each annual meeting of shareholders, the directors to be elected at the meeting shall be chosen by the plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present.  For purposes of this Section 2.4, a “plurality of the votes cast” shall mean that the individuals with the highest number of votes are elected as directors up to the maximum number of directors to be elected.

The election of directors by the shareholders shall be by written ballot if directed by the chairman of the meeting or if the number of nominees exceeds the number of directors to be elected.

Any vacancy on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors.

If the holders of preferred stock are entitled to elect any directors voting separately as a class or series, those directors shall be elected by a plurality of the votes cast by the holders of shares of preferred stock entitled to vote in the election at the meeting, provided a quorum of the holders of shares of preferred stock is present.

SECTION 2.5.  Meetings of Directors.

(a)                                 Annual Meeting.  Unless otherwise provided by resolution of the Board of Directors, the annual meeting of the Board of Directors shall be held at the place of and immediately following the annual meeting of shareholders, for the purpose of organization, the election of officers and the transaction of such other business as properly may come before the meeting.  No notice of the meeting need be given, except in the case an amendment to the Bylaws is to be considered.

(b)                                 Regular Meetings.  The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places (within or outside the State of Indiana) at which those meetings shall be held.  Notice of regular meetings need not be given except when an amendment to the Bylaws is to be considered.  Whenever the time or place of regular meetings shall be fixed or changed, notice of this action shall be mailed promptly to each director not present when the action was taken, addressed to the director at his or her residence or usual place of business.

(c)                                  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board and shall be called by the Secretary at the request of any three (3) directors.  Except as otherwise required by statute, notice of each special meeting shall be mailed to each director at his or her residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to the director at such place by facsimile transmission or other form of electronic communication or personally delivered, not later than the day before the day on which the meeting is to be held.  The notice shall state the time and place (which may be within or outside the State of Indiana) of the meeting but, unless otherwise required by statute, the Articles of Incorporation or the Bylaws, need not state the purposes thereof.

Notice of any meeting need not be given to any director, however, who shall attend the meeting, or who shall waive notice thereof, before, at the time of, or after the meeting, in a writing signed by the director and delivered to the Corporation.  No notice need be given of any meeting at which every member of the Board of Directors shall be present.

SECTION 2.6.  Quorum and Manner of Acting.  A majority of the actual number of directors established pursuant to Section 2.2, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies on the Board of

Directors under Section 2.4 or voting on a conflict of interest transaction under Section 2.12.  The act of a majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by statute, by the Articles of Incorporation, or by the Bylaws.  Any or all directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by which all persons participating in the meeting may simultaneously hear each other, and participation in this manner shall constitute presence in person at the meeting.  In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present.  No notice of any adjourned meeting need be given.

SECTION 2.7.  Resignations.  Any director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the Secretary.  Unless otherwise specified in the written notice, the resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 2.8.  Removal of Directors.  Any director, other than a director elected by holders of preferred stock voting as a class, may be removed from office at any time but only for cause and only upon the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by holders of all of the outstanding shares of Voting Stock (as defined in Article 9(e) of the Articles of Incorporation), voting together as a single class.

SECTION 2.9.  Action without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if taken by all members of the Board of Directors or such committee, as the case may be, evidenced by a written consent signed by all such members and effective on the date, either prior or subsequent to the date of the consent, specified in the written consent, or if no effective date is specified in the written consent, the date on which the consent is filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 2.10.  Chairman of the Board of Directors.  The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, if present, and shall have such powers and perform such duties as are assigned to him or her by the Bylaws and by the Board of Directors.  At any time in which the Chairman of the Board is unable to discharge the powers and duties of the office, then until such time as the Board shall appoint a new Chairman or determines that the Chairman is able to resume office, temporary authority to perform such duties and exercise such powers shall be granted to the Chief Executive Officer, or if he or she is unable to perform such duties and exercise such powers, to the Board’s presiding or lead director (if one shall have been previously selected).

SECTION 2.11.  Committees.  The Board of Directors may designate from among its members one or more committees.  Such committees shall have those powers of the Board of Directors which may by law be delegated to such committees and are specified by resolution of the Board of Directors or by committee charters approved by the Board of Directors.

SECTION 2.12.  Transactions with Corporation.  No transactions with the Corporation in which one or more of its directors has a direct or indirect interest shall be either void or voidable solely because of such interest if any one of the following is true:

(a)                                 the material facts of the transaction and the director’s interest are disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members);

(b)                                 the material facts of the transaction and the director’s interest are disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such transaction by vote; or

(c)                                  the transaction is fair to the Corporation.

If a majority of the directors or committee members who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for purposes of taking action under subsection (a) of this section.  The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any actions taken under subsection (a) of this section.

SECTION 2.13.  Compensation of Directors.  The Board of Directors is empowered and authorized to fix and determine the compensation of directors and additional compensation for such additional services any of such directors may perform for the Corporation.

ARTICLE III

Officers

SECTION 3.1.  Chief Executive Officer.  The Board of Directors shall appoint a Chief Executive Officer to serve at the pleasure of the Board of Directors.  The Chief Executive Officer shall have general supervisory responsibility over the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall be the primary executive officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

SECTION 3.2.  Chief Financial Officer.  The Board of Directors shall appoint a Chief Financial Officer of the Corporation to serve at the pleasure of the Board of Directors.  The Chief Financial Officer shall, subject to the control of the Board of Directors, have the responsibility for maintaining the financial records of the Corporation. He or she shall render from time to time an account of the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws.

SECTION 3.3.  Secretary and Assistant Secretaries.  The Board of Directors shall appoint a Secretary of the Corporation to serve at the pleasure of the Board of Directors. The Secretary of the Corporation shall (a) keep minutes of all meetings of the shareholders and of the Board of Directors, (b) authenticate records of the Corporation, (c) give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and (d) in general, have such powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer and as may be incident to the office of Secretary of the Corporation. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 3.4.  Treasurer.  The Treasurer, if any, shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as authorized by the Board or the Chief Executive Officer, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.

SECTION 3.5.  Other Officers.  At any meeting of the Board of Directors, the Board of Directors may elect a President (who may or may not be the Chief Executive Officer), Vice Presidents, Treasurer, Assistant Treasurers, Assistant Secretaries or such other officers of the Corporation as the Board of Directors may deem necessary, to serve at the pleasure of the Board of Directors. Other officers elected by the Board of Directors shall have such powers and perform such duties as may be assigned to such officers by or pursuant to authorization of the Board of Directors or by the Chief Executive Officer.  Any two (2) or more offices may be held by the same person.

SECTION 3.6.  Term of Office.  Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign, but, subject to the requirements of the Articles of Incorporation, any officer may be removed pursuant Section 3.8 of these Bylaws or be removed in the manner provided in Section 3.9 of these Bylaws.

SECTION 3.7.  Resignation.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof and unless otherwise specified in it, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 3.8.  Removal.  Officers of the Corporation may be removed, either for or without cause, at any meeting of the Board of Directors called for the purpose, by the vote of a majority of the actual number of directors elected and qualified.  The officers and agents elected or appointed in accordance with the provisions of Section 3.6 may be removed, either for or without cause, at any meeting of the Board of Directors at which a quorum be present, by the vote of a majority of the directors present at such meeting, by any superior officer upon whom such power of removal shall have been conferred by the Board of Directors, or by any officer to whom the power to appoint such officer has been delegated by the Board of Directors pursuant to Section 3.6.  Any removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 3.9.  Vacancies.  A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause, may be filled by the Board of Directors or by an officer authorized under these Bylaws to appoint such office.

ARTICLE IV

Execution of Instruments and Deposit of Corporate Funds

SECTION 4.1.  Execution of Instruments Generally.  All deeds, contracts, and other instruments requiring execution by the Corporation may be signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation.  Authority to sign any deed, contract, or other instrument requiring execution by the Corporation may be conferred by the Board of Directors upon any person or persons whether or not such person or persons be officers of the Corporation.  Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized so to do by the Board of Directors.

SECTION 4.2.  Notes, Checks, Other Instruments.  All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

SECTION 4.3.  Proxies.  Proxies, powers of attorney, or consents to vote with respect to shares or units of other corporations or other entities owned by or standing in the name of the

Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or by any other person or persons thereunto authorized by the Board of Directors.  Persons with authority to execute proxies, powers of attorney, or consents under this Section 4.3 may delegate that authority unless prohibited by the Board of Directors.

ARTICLE V

Shares

SECTION 5.1.  Certificates for Shares.  Shares in the corporation may be issued in book-entry form or evidenced by certificates.  However, every holder of shares in the Corporation shall be entitled upon request to have a certificate evidencing the shares owned by the shareholder, signed in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary, certifying the number of shares owned by the shareholder in the Corporation.  The signatures of such officers, the signature of the transfer agent and registrar, and the Seal of the Corporation may be facsimiles.  In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof.  Every certificate shall state on its face (or in the case of book-entry shares, the statements evidencing ownership of such shares shall state) the name of the Corporation and that it is organized under the laws of the State of Indiana, the name of the person to whom it is issued, and the number and class of shares and the designation of the series, if any, the certificate represents, and shall state conspicuously on its front or back that the Corporation will furnish the shareholder, upon written request and without charge, a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).  Every certificate (or book-entry statement) shall state whether such shares have been fully paid and are non-assessable.  If any such shares are not fully paid, the certificate (or book-entry statement) shall be legibly stamped to indicate the percentum which has been paid up, and as further payments are made thereon, the certificate shall be stamped (or book-entry statement updated) accordingly.  Subject to the foregoing provisions, certificates representing shares in the Corporation shall be in such form as shall be approved by the Board of Directors.  There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

SECTION 5.2.  Transfer of Shares.   Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the shareholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares. The Corporation and its transfer agents and registrars shall be entitled to treat the holder of record of any share or shares the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Indiana.  Shareholders shall notify the Corporation in writing of any changes in their addresses from time to time.

SECTION 5.3.  Regulations.  Subject to the provisions of this Article V, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.

SECTION 5.4.  Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.

SECTION 5.5.  Lost or Destroyed Certificates.  The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same.  The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner’s legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate.  A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.

ARTICLE VI

Indemnification

SECTION 6.1.  Right to Indemnification.

(a)                                 The Corporation shall, to the fullest extent permitted by applicable law now or hereafter in effect, indemnify any person who is or was a director, officer or employee of the Corporation (“Eligible Person”) and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such Eligible Person is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, manager, trustee, employee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines or penalties (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such Eligible Person in connection with such Proceeding.

(b)                                 Notwithstanding Section 6.1(a), the Corporation shall not be obligated to indemnify an Eligible Person with respect to a Proceeding (or part thereof) commenced by such Eligible Person, except with respect to (i) a judicial adjudication or arbitration commenced by the Eligible Person under Section 6.5(e) or (f), as to which the rights to indemnification are provided pursuant Section 6.5(h), or (ii) a Proceeding (or part thereof) that was authorized or consented to by the Board of Directors of the Corporation.

(c)                                  In the event a Proceeding arises out of an Eligible Person’s service to a Covered Entity, the indemnification provided by the Corporation under this Article VI shall be secondary to and not pari passu with any indemnification provided by the Covered Entity.  However, the Corporation may provide indemnification to the Eligible Person in the first instance, in which case the Corporation shall be subrogated to the extent of such payment to the rights of the Eligible Person with respect to the indemnification provided by the Covered Entity and any insurance coverage maintained by the Covered Entity on behalf of the Eligible Person.

(d)                                 Any right of an Eligible Person to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, advancement of any expenses incurred by the Eligible Person in connection with such Proceeding in accordance with Section 6.4.

SECTION 6.2.  Insurance, Contracts and Funding.  The Corporation may purchase and maintain insurance to protect itself and any Eligible Person against any expense, judgments, fines and amounts paid in settlement as specified in Section 6.1 or incurred by any Eligible Person in connection with any Proceeding referred to in such section, to the fullest extent permitted by applicable law now or hereafter in effect.  The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity supplemental to or in furtherance of the provisions of this Article VI and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification and advancement of expenses as provided in this Article VI.

SECTION 6.3.  Non-Exclusive Rights; Applicability to Certain Proceedings.  The rights provided in this Article VI shall not be exclusive of any other rights to which any Eligible Person may otherwise be entitled, and the provisions of this Article VI shall inure to the benefit of the heirs and legal representatives of any Eligible Person and shall be applicable to Proceedings commenced or continuing after the adoption of this Article VI, whether arising from acts or omissions occurring before or after such adoption.

SECTION 6.4.  Advancement of Expenses.

(a)                                 Except as provided under Sections 6.4(b) and (c) below, all reasonable expenses incurred by or on behalf of an Eligible Person in connection with any Proceeding shall be advanced to the Eligible Person by the Corporation within sixty (60) days after the receipt by the Corporation of a statement or statements from the Eligible Person complying with this section and Section 6.5 requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding, unless a determination has been made pursuant to Section 6.5 that such Eligible Person is not entitled to indemnification.  Any such statement or statements shall reasonably evidence the expenses incurred by the Eligible Person and shall include (i) a written representation that, in connection with the matters giving rise to the Proceeding, the Eligible Person was acting in good faith and in what he or she believed to be the best interests of the Corporation or at least not opposed to the best interests of the Corporation, and (ii) a written affirmation or undertaking to repay advances if it is ultimately determined that the Eligible Person is not entitled to indemnification under this Article VI.

(b)                                 Notwithstanding Section 6.4(a), advancement of expenses shall not be mandatory, but shall be permissive at the discretion of the Corporation, for expenses incurred after the Eligible Person’s conviction by a trial court of competent jurisdiction of, or plea of guilty or nolo contendere or its equivalent to, a crime arising from the circumstances giving rise to the Proceeding.

(c)                                  Notwithstanding Section 6.4(a), advancement of expenses shall not be mandatory, but shall be permissive at the discretion of the Corporation, for expenses incurred by or on behalf of Eligible Persons for judicial adjudications or arbitrations under Section 6.5(e) or (f).

SECTION 6.5.  Procedures; Presumptions and Effect of Certain Proceedings; Remedies.  In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to and the right to indemnification and advancement of expenses under this Article VI.

(a)                                 To obtain indemnification under this Article VI, an Eligible Person shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Eligible Person and reasonably necessary to determine whether and to what extent the Eligible Person is entitled to indemnification (the “Supporting Documentation”).  The determination of the Eligible Person’s entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request together with the Supporting Documentation.  The Secretary of the Corporation shall, promptly upon receipt of such request, advise the Board in writing of the Eligible Person’s request.

(b)                                 An Eligible Person’s entitlement to indemnification under this Article VI shall be determined in one of the following methods, such method to be selected by the Board of Directors, regardless of whether there are any Disinterested Directors (as hereinafter defined): (i) by a majority vote of the Disinterested Directors, if they constitute a quorum of the Board; (ii) by a written opinion of Special Counsel (as hereinafter defined) if a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (iii) by the shareholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to the shareholders for their determination); or (iv) as provided in subsection (d).

(c)                                  In the event the determination of entitlement is to be made by Special Counsel, a majority of the Disinterested Directors shall select the Special Counsel, but only Special Counsel to which the Eligible Person does not reasonably object.

(d)                                 In any event, if the person or persons empowered under subsection (c) to determine entitlement shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Eligible Person shall be deemed to be, and shall be, entitled to indemnification and advancement of expenses unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law.  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of an Eligible Person to indemnification or create a presumption that the Eligible Person did not act in good faith and in a manner which the Eligible Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that the Eligible Person had reasonable cause to believe that his or her conduct was unlawful.

(e)                                  In the event that a determination is made that the Eligible Person is not entitled to indemnification (i) the Eligible Person shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Eligible Person’s sole option, in (A) an appropriate court of the State of Indiana or any other court of competent jurisdiction or (B) an arbitration to be conducted in Indianapolis, Indiana, by a single arbitrator pursuant to the rules of the American Arbitration Association; and (ii) in any such judicial proceeding or arbitration the Eligible Person shall not be prejudiced by reason of the prior determination pursuant to this Section 6.5.

(f)                                   If a determination shall have been made or deemed to have been made that the Eligible Person is entitled to indemnification, the Corporation shall be obligated to pay the amounts incurred by the Eligible Person within ten (10) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (i) the Eligible Person misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (ii) such indemnification is prohibited by law.  In the event that (A) any advancement of expenses is not timely made pursuant to Section 6.4 or (B) payment of indemnification is not made within ten (10) days after a determination of entitlement to indemnification has been made, the Eligible Person shall be entitled to seek judicial enforcement of the Corporation’s obligation, to pay to the Eligible Person such advancement of expenses or indemnification.  Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Indiana or any other court of competent jurisdiction, contesting the right of the Eligible Person to receive indemnification hereunder due to the occurrence of an event described in clause (i) or (ii) of this subsection (f) (a “Disqualifying Event”); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(g)                                  The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6.5 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by the provisions of this Article VI.

(h)                                 In the event that the Eligible Person seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of this Article VI, the Eligible Person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation, against, any expenses actually and reasonably incurred by the Eligible Person in connection with such adjudication or arbitration if the Eligible Person prevails in such adjudication or arbitration.  If it shall be determined in such judicial adjudication or arbitration that the Eligible Person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Eligible Person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

SECTION 6.6.  Certain Definitions.  For purposes of this Article VI:

(a)                                 “Disinterested Director” means a Director who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Eligible Person.

(b)                                 “Special Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent any other party to the Proceeding giving rise to a claim for indemnification under this Article VI.  In addition, any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Eligible Person in an action to determine the Eligible Person’s rights under this Article VI may not act as Special Counsel.

SECTION 6.7.  Indemnification of Agents.  Notwithstanding any other provisions of this Article VI, the Corporation may, consistent with the provisions of applicable law, indemnify any person other than a director, officer or employee of the Corporation who is or was an agent of the Corporation and who is or was involved in any manner (including, without limitation, as party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an agent of the Corporation or, at the request of the Corporation, a director, officer, partner, member, manager, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.  The Corporation may also advance expenses incurred by such person in connection with any such Proceeding, consistent with the provisions of applicable law.

SECTION 6.8.  Effect of Amendment or Repeal.  Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article VI shall adversely affect the rights of any Eligible Person under this Article VI with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision without the written consent of such Eligible Person.

SECTION 6.9.  Severability.  If any of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VII

Miscellaneous

SECTION 7.1.  Corporate Seal.  The Seal of the Corporation shall consist of a circular disk around the circumference of which shall appear the words:

“ELANCO ANIMAL HEALTH INCORPORATED, GREENFIELD, INDIANA”.

SECTION 7.2.  Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

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